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                                                                    EXHIBIT 23.1

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Stockholders
California Energy Company, Inc.
Omaha, Nebraska

  We consent to the use in this Registration Statement of California Energy Company, Inc. on Form S-3 of our report dated February 24, 1994, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

  Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of California Energy Company, Inc., listed in Item 16. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Deloitte & Touche
Omaha, Nebraska

March 17, 1994